Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

August 2011 Performance Update

The Frontier Fund Supplement Dated August 31, 2011 to Prospectus Dated April 30, 2011.

The Frontier Fund Class 1 Original

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

August performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	August 31, 2011	August 31, 2011	NAV /Unit
	MTD	YTD
Balanced Series-1	-5.60%	-7.97%	$121.43
Balanced Series-1a	-5.74%	-8.73%	$106.20
Berkeley/Graham/Tiverton Series-1	-1.77%	-9.89%	$99.53
Currency Series-1	-3.31%	-9.77%	$71.36
Long/Short Commodity Series-1	-1.33%	10.05%	$146.06
Winton/Graham Series-1	-2.55%	-3.23%	$115.96
Winton Series-1	1.86%	5.24%	$142.12
Long Only Commodity Series-1	-0.10%	1.23%	$95.26
Managed Futures Index Series-1	7.21%	-3.55%	$113.77

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of August 31, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(8,115,860.89)
Unrealized trading gain/(loss)			(1,228,252.85)
Less: commissions			(287,415.84)
Less: FCM fees			(77,914.80)
Foreign currency gain/(loss)			(53,837.62)
Interest income			29,844.78

Total Income			(9,733,437.22)

EXPENSES

Management fees			187,518.91
Incentive fees			935,366.87
Broker service fees			525,443.60

Total Expenses			1,648,329.38

Net Income (Loss)			$(11,381,766.60)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	1,589,601.01406	$204,475,182.91	128.63
Current month additions	431.04702	51,458.85
Current month redemptions	(31,996.01299)	(3,947,288.48)
Net Income (loss) for current month		(11,381,766.60)

Net Asset Value, end of current month	1,558,036.04809	$189,197,586.68	121.43

	Monthly rate of return		-5.60%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(137,804.37)
Unrealized trading gain/(loss)			(23,403.73)
Less: commissions			(4,989.15)
Less: FCM fees			(1,352.37)
Foreign currency gain/(loss)			(890.73)
Interest income			3,694.16

Total Income			(164,746.19)

EXPENSES

Trading Fee			8,242.97
Management fees			3,256.91
Incentive fees			16,164.84
Broker service fees			9,120.02

Total Expenses			36,784.74

Net Income (Loss)			$(201,530.93)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	31,165.60532	$3,511,201.76	112.66
Current month additions	3.99979	417.96
Current month redemptions	(0.15939)	(17.79)
Net Income (loss) for current month		(201,530.93)

Net Asset Value, end of current month	31,169.44572	$3,310,071.00	106.20

	Monthly rate of return		-5.74%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(317,885.88)
Unrealized trading gain/(loss)			(152,007.97)
Less: commissions			(25,342.62)
Less: FCM fees			(18,543.09)
Foreign currency gain/(loss)			5,003.05
Interest income			18,783.02

Total Income			(489,993.49)

EXPENSES

Management fees			138,807.74
Incentive fees			—
Broker service fees			112,632.08

Total Expenses			251,439.82

Net Income (Loss)			$(741,433.31)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	416,093.99774	$42,161,943.07	101.33
Current month additions	48.57798	4,862.13
Current month redemptions	(5,921.81886)	(594,589.88)
Net Income (loss) for current month		(741,433.31)

Net Asset Value, end of current month	410,220.75686	$40,830,782.01	99.53

	Monthly rate of return		-1.77%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(20,496.28)
Unrealized trading gain/(loss)			(125,712.01)
Less: FCM fees			(2,075.06)
Interest income			(9.95)

Total Income			(148,293.30)

EXPENSES

Management fees			0.06
Incentive fees			—
Broker service fees			12,675.91

Total Expenses			12,675.97

Net Income (Loss)			$(160,969.27)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	65,581.03467	$4,840,081.77	73.80
Current month additions	68.46467	4,935.15
Current month redemptions	(832.62425)	(58,725.97)
Net Income (loss) for current month		(160,969.27)

Net Asset Value, end of current month	64,816.87509	$4,625,321.68	71.36

	Monthly rate of return		-3.31%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,435,178.96
Unrealized trading gain/(loss)			(1,589,176.99)
Less: commissions			(8,076.76)
Less: FCM fees			(5,447.11)
Foreign currency gain/(loss)			(199.80)
Interest income			22,098.03

Total Income			(145,623.67)

EXPENSES

Management fees			64,108.26
Incentive fees			(28,425.70)
Broker service fees			33,061.71

Total Expenses			68,744.27

Net Income (Loss)			$(214,367.94)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	91,133.67720	$13,490,810.97	148.03
Current month additions	28.69034	4,109.97
Current month redemptions	(13,430.39397)	(1,926,684.50)
Net Income (loss) for current month		(214,367.94)

Net Asset Value, end of current month	77,731.97357	$11,353,868.50	146.06

	Monthly rate of return		-1.33%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$477,113.63
Unrealized trading gain/(loss)			(1,011,488.98)
Less: commissions			(11,722.22)
Less: FCM fees			(13,243.63)
Foreign currency gain/(loss)			(1,340.09)
Interest income			19,419.44

Total Income			(541,261.85)

EXPENSES

Management fees			84,155.76
Incentive fees			65,152.50
Broker service fees			80,252.21

Total Expenses			229,560.47

Net Income (Loss)			$(770,822.32)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	255,960.58526	$30,458,482.54	119.00
Current month additions	68.42373	7,950.29
Current month redemptions	(3,977.02944)	(467,583.53)
Net Income (loss) for current month		(770,822.32)

Net Asset Value, end of current month	252,051.97955	$29,228,026.98	115.96

	Monthly rate of return		-2.55%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,093,383.20
Unrealized trading gain/(loss)			(990,265.53)
Less: commissions			(3,253.35)
Less: FCM fees			(17,944.74)
Foreign currency gain/(loss)			5,149.94
Interest income			33,599.43

Total Income			1,120,668.95

EXPENSES

Management fees			89,281.61
Incentive fees			186,134.56
Broker service fees			109,127.26

Total Expenses			384,543.43

Net Income (Loss)			$736,125.52

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	284,859.43583	$39,747,027.60	139.53
Current month additions	139.28511	19,681.63
Current month redemptions	(1,402.85511)	(197,714.26)
Net Income (loss) for current month		736,125.52

Net Asset Value, end of current month	283,595.86583	$40,305,120.49	142.12

	Monthly rate of return		1.86%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(34,685.07)
Unrealized trading gain/(loss)			652.20
Less: commissions			—
Less: FCM fees			(516.45)
Foreign currency gain/(loss)			—
Interest income			2,623.61

Total Income			(31,925.71)

EXPENSES

Management fees			1,512.34
Incentive fees			—
Broker service fees			2,102.58

Total Expenses			3,614.92

Net Income (Loss)			$(35,540.63)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	16,637.37917	$1,586,526.36	95.36
Current month additions	1.04554	95.78
Current month redemptions	(9,126.64479)	(835,500.25)
Net Income (loss) for current month		(35,540.63)

Net Asset Value, end of current month	7,511.77992	$715,581.26	95.26

	Monthly rate of return		-0.10%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$37,483.48
Unrealized trading gain/(loss)			(7,887.84)
Less: commissions			(75.27)
Less: FCM fees			(179.24)
Foreign currency gain/(loss)			226.37
Interest income			691.67

Total Income			30,259.17

EXPENSES

Management fees			945.64
Incentive fees			—
Broker service fees			720.94

Total Expenses			1,666.58

Net Income (Loss)			$28,592.59

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	3,536.18982	$375,249.13	106.12
Current month additions	—	—
Current month redemptions	(287.30663)	(34,208.64)
Net Income (loss) for current month		28,592.59

Net Asset Value, end of current month	3,248.88319	$369,633.08	113.77

	Monthly rate of return		7.21%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 1